Exhibit (g)(10)
FORM OF
EXHIBIT A
List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments
thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California,
N.A. and State Street Bank and Trust Company
Small-Cap Growth Portfolio
  (formerly called Fasiano Small Equity Portfolio)
International Value Portfolio
International Small-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Growth-Income Portfolio
American Funds Growth Portfolio
Large-Cap Value Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Floating Rate Loan Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
Large-Cap Growth Portfolio
International Large-Cap Portfolio
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small-Cap Equity Portfolio
  (formerly called VN Small-Cap Value Portfolio)
Effective May 1, 2007, agreed to and accepted by:

PACIFIC SELECT FUND

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:		Attest:
By:

STATE STREET BANK AND TRUST COMPANY

By:		Attest:
By: